Exhibit (a)(iii)

Amended and Restated
SCHEDULE A
Dated MARCH 15, 2018
TO
Amended and Restated AGREEMENT AND DECLARATION OF TRUST
OF
FUNDVANTAGE TRUST
SCHEDULE OF PORTFOLIOS AND CLASSES

Portfolio	Classes	Series Creation Date
1. Insight Investment Grade Bond Fund[1]	Class A/Class C/Institutional[2]	January 22, 2007
2. Lateef Fund	Class A/Class C/Class I/Class T4	August 2, 2007
3. Private Capital Management Value Fund	Class A/Class C/Class I/Class R	December 11, 2009
4. Pacific Capital Tax-Free Securities Fund	Class Y	February 9, 2010
5. Pacific Capital Tax-Free Short Intermediate Securities Fund	Class Y	February 9, 2010
6. Estabrook Value Fund	Class A/Class C/Class I/Class R	March 26, 2010
7. Polen Growth Fund	Class A3/Class C3/Class T4/Investor Class5,6/Institutional Class	March 26, 2010
8. DuPont Capital Emerging Markets Fund	Class I7	June 11, 2010
9. DuPont Capital Emerging Markets Debt Fund	Class I6	June 23, 2011
10. EIC Value Fund	Class A/Class C/Institutional Class/Retail Class[8]	December 15, 2010
11. Gotham Absolute Return Fund	Institutional Class	August 24, 2012
12. Gotham Enhanced Return Fund	Institutional Class	March 21, 2013
13. Gotham Neutral Fund	Institutional Class	June 3, 2013
14. Quality Dividend Fund	Class A/Class C/Institutional Class[9]	June 3, 2013

1 From January 22, 2007 to June 10, 2010, the Cutwater Investment Grade Bond Fund was known as the MBIA Core Plus Fixed Income Fund. From June 11, 2010 to September 1, 2015, the Insight Investment Grade Bond Fund was known as the Cutwater Investment Grade Bond Fund.

2 On June 11, 2010, Class A Shares and Class C were added and Retail Class was terminated.

3 On December 18, 2013, Class A Shares and Class C were added.

4 On December 19, 2016, Class T shares were added.

5 On June 11, 2010, Investor Class Shares were added.

6 Prior to September 1, 2015, Investor Class Shares were known as Retail Class Shares.

7 On August 21, 2013, Class A Shares, Class C Shares and Class D Shares were terminated.

8 On March 24, 2011, Class C and Retail Class were added.

9 On June 20, 2013, Institutional Class Shares were added.

Portfolio	Classes	Series Creation Date
15. Mount Lucas U.S. Focused Equity Fund	Class I/Class II	September 24, 2013
16. Pacific Capital U.S. Government Money Market Fund[10]	Institutional Class / Investor Class[11]	September 24, 2013
17. SkyBridge Dividend Value Fund	Class A /Class C / Class I	December 18, 2013
18. Polen Global Growth Fund [12]	Class A/Class C/Class T4/Institutional Class/Investor Class[6]	March 21, 2014
19. Gotham Absolute 500 Fund	Institutional Class	May 13, 2014
20. Gotham Enhanced 500 Fund	Institutional Class	September 23, 2014
21. Gotham Total Return Fund	Institutional Class/Investor Class[13]	December 17, 2014
22. Gotham Index Plus Fund[14]	Institutional Class/Class R615/Investor Class[12]	January 8, 2015
23. Gotham Institutional Value Fund[16]	Institutional Class	September 17, 2015
24. Gotham Hedged Plus Fund	Institutional Class	December 3, 2015
25. Lateef Global Fund	Class A/Class C/Class I	January 21, 2016
26. TOBAM Emerging Markets Fund	Class A/Class C/Class I	March 23, 2016
27. Gotham Enhanced Index Plus Fund[17]	Institutional Class	June 20, 2016
28. Gotham Enhanced 500 Core Fund[18]	Institutional Class	June 20, 2016
29. Gotham Hedged Core Fund	Institutional Class	June 20, 2016
30. Gotham Absolute 500 Core Fund[19]	Institutional Class	June 20, 2016

10 Prior to March 21, 2014, the Pacific Capital U.S. Government Money Market Fund was known as the “BOH Government Money Market Fund.”

11 On March 15, 2018, Investor Class shares were added.

12 Prior to September 23, 2014, Polen Capital Global Growth Fund was known as the “Polen Global Growth Fund.”

13 On November 1, 2017, Investor Class shares were added.

14 Prior to March 25, 2015, Gotham Index Plus Fund was known as the “Gotham Index 500 Plus Fund.”

15 On June 22, 2017, Class R6 shares were added.

16 Prior to September 22, 2015, Gotham Institutional Value Fund was known as the “Gotham Large Value Fund.”

17 Prior to February 1, 2018, Gotham Enhanced Index Plus Fund was known as the “Gotham Index Core Fund” and Gotham Master Long Index Fund was known as the “Gotham Master Long Fund.”

18 Prior to September 28, 2016, Gotham Enhanced 500 Core Fund was known as the “Gotham Enhanced Core Fund.”

19 Prior to September 28, 2016, Gotham Absolute 500 Core Fund was known as the “Gotham Absolute Core Fund.”

Portfolio	Classes	Series Creation Date
31. Gotham Neutral 500 Fund	Institutional Class	August 17, 2016
32. Gotham Defensive Long 500 Fund	Institutional Class	August 17, 2016
33. Gotham Defensive Long Fund	Institutional Class	August 17, 2016
34. Polen International Growth Fund	Class A/Class C/Class T4/Institutional Class/Investor Class	September 28, 2016
35. Gotham Enhanced S&P 500 Index Fund	Institutional Class	December 30, 2016
36. Arabesque Systematic USA Fund	Institutional/Retail	December 9, 2016
37. Arabesque Systematic International Fund	Institutional/Retail	December 9, 2016
38. Gotham Master Index Plus Fund[16]	Institutional Class	February 13, 2017
39. Gotham Master Neutral Fund	Institutional Class	February 13, 2017
40. Gotham Short Strategies Fund	Institutional Class	April 19, 2017
41. Polen U.S. Small Company Growth Fund	Investor Class/Institutional Class	June 26, 2017
42. Gotham Index Plus All-Cap Fund	Institutional Class	October 6, 2017
43. Sirios Long/Short Fund	Class A/Adviser Class/Institutional Class/Retail Class	October 30, 2017